Exhibit 99.1

BioDelivery Sciences Announces Positive End-of-Phase 2 Meeting with FDA for BEMA Buprenorphine in Chronic Pain

Phase 3 program to be initiated this quarter

RALEIGH, N.C., October 27, 2010 – BioDelivery Sciences International, Inc. (Nasdaq: BDSI) today announced a positive End-of-Phase 2 meeting with the U.S. Food and Drug Administration (FDA) which took place on September 14, 2010. At that meeting, agreement was reached on the BEMA Buprenorphine development plan for the treatment of chronic pain. As a result, the Phase 3 clinical program evaluating the efficacy and safety of BEMA Buprenorphine for the treatment of moderate to severe chronic pain will be initiated this quarter.

“We are very pleased with the outcome of our End-of-Phase 2 meeting with FDA where clear guidance was provided on our development requirements for BEMA Buprenorphine,” stated Dr. David Wright, Vice President of Regulatory Affairs at BDSI. “There were no surprises, and we are moving forward into Phase 3.”

According to Dr. Andrew Finn, Executive Vice President of Product Development at BDSI, “Given our clinical and regulatory success with the execution of the ONSOLIS program, we are confident in our ability to efficiently execute this program as planned. Driven by patient enrollment and retention, results could be expected as early as the third quarter of 2011, allowing for a potential NDA filing in the first half of 2012. We hope to be the first oral transmucosal form of buprenorphine for the treatment of pain to be approved for use in the U.S.”

Per its existing policy, BDSI deferred a public announcement of this meeting pending its receipt and review of the official minutes from the FDA meeting, which typically takes approximately 30 days to receive.

About BEMA Buprenorphine

BEMA Buprenorphine utilizes BDSI’s proprietary BioErodible MucoAdhesive (BEMA) drug delivery technology, which consists of a small, dissolvable, polymer film for application to the buccal mucosa (inner lining of the cheek) to deliver the opioid analgesic buprenorphine. Buprenorphine is not well absorbed orally, and is currently available in the U.S. to treat pain in an injectable formulation known as Buprenex® Injectable and a transdermal patch known as Butrans™ Transdermal System. Buprenorphine is an attractive option for development given that it has demonstrated efficacy in the treatment of pain and is a Schedule III opioid.

About BioDelivery Sciences International

BioDelivery Sciences International (NASDAQ: BDSI) is a specialty pharmaceutical company that is leveraging its novel and proprietary patented drug delivery technologies to develop and commercialize, either on its own or in partnerships with third parties, new applications of proven therapeutics. BDSI is focusing on developing products to meet unmet patient needs in the areas of pain management and oncology supportive care. BDSI’s pain franchise currently consists of two products utilizing the patented BEMA technology. ONSOLIS (fentanyl buccal soluble film) is approved in the U.S., Canada, and the EU (where it is marketed as BREAKYL), for the management of breakthrough pain in opioid tolerant, adult patients with cancer. The commercial rights are licensed to Meda for all territories worldwide except for Taiwan (licensed to TTY Biopharm) and South Korea (licensed to Kunwha Pharmaceutical Co.). BDSI’s second pain product, BEMA Buprenorphine, is being developed for the treatment of moderate to severe chronic pain and is in development in a high dose formulation for the treatment of opioid dependence. Additional product candidates are being developed utilizing the BEMA technology for conditions such as nausea/vomiting (BEMA Granisetron) and migraine (BEMA “Triptan”). BDSI’s headquarters is located in Raleigh, North Carolina. For more information, visit www.bdsi.com.

BDSI® and BEMA® are registered trademarks of BioDelivery Sciences International, Inc. ONSOLIS® is a registered trademark of Meda Pharmaceuticals, Inc. BREAKYL is registered trademark of Meda Pharma GmbH & Co. KG.

Cautionary Note on Forward-Looking Statements

This press release and the statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the timing for completion and results of the Company’s Phase 3 clinical trial of BEMA Buprenorphine) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publically update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact

Al Medwar

Vice President, Marketing and Corporate Development

BioDelivery Sciences International, Inc.

919-582-9050

amedwar@bdsi.com